UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

ENERGY RECOVERY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577

(Address if Principal Executive Offices) (Zip Code)

510-483-7370

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	ERII	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 30, 2019, the Board of Directors (the “Board”) of Energy Recovery, Inc. (the “Registrant”) appointed Ms. Pamela Lise Tondreau as a Class II director. With the appointment of Ms. Tondreau, the Registrant’s Board consists of 8 directors. Ms. Tondreau has also been appointed to the Company’s Compensation Committee. There are no arrangements or understandings between Ms. Tondreau and any other persons pursuant to which she was selected as a director. Ms. Tondreau will receive the same compensation (pro-rated for her actual service) and indemnification as the Registrant’s other non-employee directors. There are no family relationships between Ms. Tondreau and any of the officers or directors of the Registrant. There are no transactions between Ms. Tondreau and the Registrant that would be reportable under Item 404(a) of Regulation S-K. A copy of the press release announcing the appointment of Ms. Tondreau is furnished as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

99.1      Press Release, issued by Energy Recovery on July 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2019

Energy Recovery, Inc.

By:	/s/ William Yeung
William Yeung
General Counsel